***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	April 23, 2012
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.14
PER DILUTED COMMON SHARE FOR FIRST QUARTER 2012

SALT LAKE CITY, April 23, 2012 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported first quarter net earnings applicable to common shareholders of $25.5 million or $0.14 per diluted common share, compared to $44.4 million or $0.24 per diluted share for the fourth quarter of 2011. Adjusted for the noncash effects of the discount amortization on conversion of subordinated debt and additional accretion (net of expense) on acquired loans ($15.0 million, $0.08 per share), and the accelerated amortization of discount on the $700 million redemption of Troubled Asset Relief Program (“TARP”) preferred stock ($19.6 million, $0.11 per share) in the first quarter, net earnings were $60.1 million or $0.33 per diluted share for the first quarter of 2012, compared to $53.5 million or $0.30 per diluted share for the fourth quarter of 2011.

First Quarter 2012 Highlights

•	Net charge-offs decreased 43% to $55 million, compared to a decrease of 7% to $95 million in the fourth quarter.

•	Nonaccrual loans decreased 4% to $872 million, compared to a decrease of 15% to $910 million in the fourth quarter.

•	The tangible common equity ratio increased to 6.89% at March 31, 2012, compared to 6.77% at December 31, 2011.

•
Net interest income decreased 4.2% to $442 million from $462 million in the fourth quarter. Core net interest income decreased 1.9% to $453 million from $461 million in the fourth quarter. The core net interest margin decreased 5 basis points to 3.81% from 3.86% in the fourth quarter.

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ZIONS BANCORPORATION
Press Release – Page 2
April 23, 2012

•
Loans and leases, excluding FDIC-supported loans, were $35.9 billion at March 31, 2012, or approximately $490 million lower than $36.4 billion at December 31, 2011; average loans and leases, excluding FDIC-supported loans, were essentially unchanged at $36.1 billion for the first quarter of 2012, compared to the fourth quarter of 2011.

“We are pleased with the continued improvement in underlying credit trends, as reflected in a significantly lower level of loan losses and other credit-related costs than in recent quarters – a trend we foresee continuing,” said Harris H. Simmons, chairman and chief executive officer. “We were also pleased to accomplish the redemption of $700 million of the U.S. Treasury’s TARP investment during the quarter,” continued Mr. Simmons. “At the same time, the combination of sluggish loan demand and very low interest rates continues to impede growth in our largest source of revenue, net interest income.”

Debt and Shareholders’ Equity
The Federal Reserve did not object to the capital actions contained in the Company’s Capital Plan submitted under the Federal Reserve’s 2012 Capital Plan Review. Pursuant to that plan, the Company repaid $700 million of TARP preferred stock on March 28, 2012, and currently expects to repay the remaining $700 million in the second half of the year.

On March 27, 2012, the Company issued $300 million of 4.5% senior notes due on March 27, 2017. The notes were sold at a price of 94.25% through an online modified Dutch auction administered by Zions Direct. Net proceeds to the Company, after commissions and fees, were $280.5 million.

Net of the interest cost on the previously mentioned debt, the $700 million redemption of TARP preferred stock in the first quarter is expected to benefit future net earnings applicable to common shareholders by approximately $0.19 per share on an annualized basis.

Effective March 15, 2012, approximately $29.8 million of convertible subordinated debt was converted into depositary shares each representing a 1/40th interest in a share of the Company’s preferred stock. This conversion added 29,404 shares of Series C and 370 shares of Series A to the Company’s preferred stock. Accelerated discount amortization on the converted debt increased interest expense by a pretax noncash amount of approximately $12.2 million ($9.9 million after-tax) in the first quarter of 2012, compared to $5.8 million ($4.7 million after-tax) in the fourth quarter of 2011.

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ZIONS BANCORPORATION
Press Release – Page 3
April 23, 2012

On April 19, 2012, the Company reported that holders of approximately $50.2 million of subordinated convertible notes elected to convert their debt into depositary shares of the Company’s preferred stock. This anticipated conversion is expected to increase interest expense in the second quarter of 2012 due to the accelerated discount amortization on the converted debt by an estimated noncash amount of $16.2 million pretax ($13.2 million after-tax).

The estimated Tier 1 common to risk-weighted assets ratio was 9.70% at March 31, 2012, compared to 9.57% at December 31, 2011.

Asset Quality
Net loan and lease charge-offs decreased 43% to $55 million for the first quarter of 2012, compared to $95 million for the fourth quarter of 2011. Net charge-offs declined primarily in commercial real estate and owner occupied real estate-secured commercial loans.

Nonperforming lending-related assets declined approximately 3% to $1.0 billion at March 31, 2012 from $1.1 billion at December 31, 2011. Nonaccrual loans declined approximately 4% to $872 million at March 31, 2012 from $910 million at December 31, 2011. Additions to nonaccrual loans were $233 million during the first quarter of 2012, compared to $209 million during the fourth quarter of 2011. Nonaccrual loans that are current as to principal and interest were approximately 41% of the balance at March 31, 2012 and at December 31, 2011. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 2.79% at March 31, 2012, compared to 2.83% at December 31, 2011.

Classified loans remained approximately the same at $2.1 billion at March 31, 2012, compared to a decrease of 13% to $2.1 billion at December 31, 2011. Approximately 73% of classified loans were current as to principal and interest for the first quarter of 2012, compared to 72% for the fourth quarter of 2011. Additions to classified loans increased to $503 million during the first quarter of 2012, compared to $330 million during the fourth quarter of 2011.

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ZIONS BANCORPORATION
Press Release – Page 4
April 23, 2012

Additions would have been essentially unchanged compared to the prior quarter, except for a change in grading methodology in our National Real Estate Group. This change had the effect of downgrading to classified status approximately $175 million of performing loans during the quarter.

The provision for loan losses was $15.7 million for the first quarter of 2012, compared to a negative provision of $(1.5) million for the fourth quarter of 2011.

The allowance for credit losses was $1.1 billion, or 3.03% of loans and leases at March 31, 2012, compared to $1.2 billion, or 3.10% of loans and leases at December 31, 2011. The allowance for credit losses was 127% of nonaccrual loans at both March 31, 2012 and December 31, 2011.

Loans
Loans and leases, excluding FDIC-supported loans, were $35.9 billion at March 31, 2012, or approximately $490 million lower than $36.4 billion at December 31, 2011; substantially all of the decline occurred during the first two months of the first quarter. Average loans and leases, excluding FDIC-supported loans, were $36.1 billion for the first quarter of 2012, or essentially the same as the fourth quarter of 2011, which had increased $158 million compared to the previous quarter.

Deposits
Average total deposits for the first quarter of 2012 increased $170 million or 0.4% to $42.4 billion compared to $42.2 billion for the fourth quarter of 2011. The increase resulted primarily from a higher level of average noninterest-bearing demand deposits for the first quarter of 2012, which were $15.7 billion compared to $15.5 billion for the fourth quarter of 2011. The ratio of loans to deposits was 84.9% at March 31, 2012, compared to 86.6% at December 31, 2011.

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ZIONS BANCORPORATION
Press Release – Page 5
April 23, 2012

Net Interest Income
Net interest income decreased 4.2% to $442 million for the first quarter of 2012, compared to $462 million for the fourth quarter of 2011. The decrease was primarily due to rate resets on older vintage longer-term loans and accelerated discount amortization on the larger amount of subordinated debt that converted to preferred stock compared to the previous quarter. Core net interest income, adjusted for discount amortization on convertible subordinated debt and accretion on acquired loans, was approximately $453 million for the first quarter of 2012, compared to $461 million for the fourth quarter of 2011. The net interest margin decreased 13 basis points to 3.73% in the first quarter of 2012, compared to 3.86% in the fourth quarter of 2011. The core net interest margin was 3.81% in the first quarter, compared to 3.86% in the fourth quarter. The decrease in the core net interest margin was primarily due to reduced loan yields.

Investment Securities
During the first quarter of 2012, the Company recognized credit-related other-than-temporary impairment (“OTTI”) on collateralized debt obligations (“CDOs”) of $10.2 million or $0.03 per diluted share, compared to $12.1 million or $0.04 per diluted share during the fourth quarter of 2011. Approximately a third of the OTTI this quarter resulted from prepayments of trust preferred securities by issuing banks in our CDO pools. This had the effect of reducing future cash flows to certain junior CDO tranches, causing OTTI, while providing more immediate cash to senior tranches, resulting in improved balances in accumulated other comprehensive income. The remaining portion of OTTI is attributable to credit deterioration at a small number of banks. There were fewer bank failures in the first quarter of 2012 than in prior quarters, and reperformance of deferring banks continues to be a favorable trend.

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ZIONS BANCORPORATION
Press Release – Page 6
April 23, 2012

The following table stratifies the CDOs into performing tranches without credit impairment and nonperforming tranches at March 31, 2012:

	March 31, 2012
					Net unrealized	% of
					losses	carrying
	No. of	Par	Amortized	Carrying	recognized	value
(Amounts in millions)	tranches	amount	cost	value	in OCI 1	to par

Performing CDOs
Predominantly bank CDOs	32	$939	$835	$619	$(216)	66%
Insurance-only CDOs	21	451	446	332	(114)	74%
Other CDOs	7	83	71	65	(6)	78%
Total performing CDOs	60	1,473	1,352	1,016	(336)	69%

Nonperforming CDOs 2
Deferring interest, but no credit impairment	3	72	72	18	(54)	25%
Credit impairment prior to last 12 months	33	597	439	125	(314)	21%
Credit impairment during last 12 months	21	419	260	60	(200)	14%
Total nonperforming CDOs	57	1,088	771	203	(568)	19%

Total CDOs	117	$2,561	$2,123	$1,219	$(904)	48%

1 Other comprehensive income, amounts presented are pretax.
2 Defined as either deferring current interest (“PIKing”) or OTTI.

Noninterest Income
Noninterest income for the first quarter of 2012 was $107.0 million, compared to $98.3 million for the fourth quarter of 2011. The increase was primarily due to unrealized gains on nonmarketable equity securities. Other service charges, commissions and fees declined approximately $4.3 million primarily as a result of lower loan production and lower fee income on customer swaps.

Noninterest Expense
Noninterest expense for the first quarter of 2012 was $392.4 million compared to $425.0 million for the fourth quarter of 2011. Significant decreases from the fourth quarter related to credit costs, including the provision for unfunded lending commitments, other real estate expense, and credit-related expense. Salaries and employee benefits increased primarily due to increased payroll taxes.

Conference Call
Zions will host a conference call to discuss these first quarter results at 5:30 p.m. ET this afternoon (April 23, 2012). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 66010698, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. A replay of the call will be available from approximately 7:30 p.m. ET on Monday, April 23, 2012, until midnight ET on Monday, April 30, 2012, by dialing 855-859-2056 (domestic and international) and entering the passcode 66010698. The webcast of the conference call will also be archived and available for 30 days.

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ZIONS BANCORPORATION
Press Release – Page 7
April 23, 2012

About Zions Bancorporation
Zions Bancorporation is one of the nation's premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states:  Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release.

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ZIONS BANCORPORATION
Press Release – Page 8
April 23, 2012

Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new private and governmental legal actions or changes in existing private and governmental legal actions; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business (including The Dodd-Frank Wall Street Reform and Consumer Protection Act); and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(In thousands, except share, per share, and ratio data)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
PER COMMON SHARE
Dividends	$0.01	$0.01	$0.01	$0.01	$0.01
Book value per common share	25.25	25.02	24.78	24.88	24.93
Tangible common equity per common share	19.39	19.14	18.87	18.95	18.96

SELECTED RATIOS
Return on average assets	0.69%	0.67%	0.84%	0.57%	0.42%
Return on average common equity	2.21%	3.84%	5.58%	2.53%	1.29%
Net interest margin	3.73%	3.86%	3.99%	3.62%	3.76%

Capital Ratios
Tangible common equity ratio	6.89%	6.77%	6.90%	6.95%	7.01%
Tangible equity ratio	10.24%	11.33%	11.56%	11.58%	11.36%
Average equity to average assets	13.31%	13.27%	13.51%	13.42%	13.25%

Risk-Based Capital Ratios 1
Tier 1 common to risk-weighted assets	9.70%	9.57%	9.53%	9.36%	9.32%
Tier 1 leverage	12.16%	13.40%	13.48%	13.44%	13.14%
Tier 1 risk-based capital	14.81%	16.13%	16.10%	15.87%	15.46%
Total risk-based capital	16.74%	18.06%	18.12%	18.01%	17.77%

Taxable-equivalent net interest income	$447,161	$466,699	$475,580	$421,226	$429,231

Weighted average common and common-
equivalent shares outstanding	182,963,828	182,823,190	182,857,702	182,728,185	181,997,687
Common shares outstanding	184,228,178	184,135,388	184,294,782	184,311,290	183,854,486

1 Ratios for March 31, 2012 are estimates.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except share amounts)	2012	2011	2011	2011	2011
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,082,186	$1,224,350	$1,102,768	$1,035,028	$949,140
Money market investments:
Interest-bearing deposits	7,629,399	7,020,895	5,118,066	4,924,992	4,689,323
Federal funds sold and security resell agreements	52,634	102,159	165,106	123,132	67,197
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$728,479, $729,974, $715,608, $762,998, and $758,169)	797,149	807,804	791,569	829,702	820,636
Available-for-sale, at fair value	3,223,086	3,230,795	3,970,602	4,084,963	4,130,342
Trading account, at fair value	19,033	40,273	49,782	51,152	56,549
	4,039,268	4,078,872	4,811,953	4,965,817	5,007,527

Loans held for sale	184,579	201,590	159,300	158,943	195,055

Loans, net of unearned income and fees:
Loans and leases	35,903,475	36,393,782	35,924,054	35,969,702	35,632,972
FDIC-supported loans	687,126	750,870	800,454	853,875	912,822
	36,590,601	37,144,652	36,724,508	36,823,577	36,545,794
Less allowance for loan losses	1,010,059	1,049,958	1,148,903	1,237,733	1,349,800
Loans, net of allowance	35,580,542	36,094,694	35,575,605	35,585,844	35,195,994

Other noninterest-bearing investments	875,037	865,231	860,045	858,678	858,958
Premises and equipment, net	715,815	719,276	726,503	722,600	721,487
Goodwill	1,015,129	1,015,129	1,015,129	1,015,161	1,015,161
Core deposit and other intangibles	63,538	67,830	72,571	77,346	82,199
Other real estate owned	158,592	153,178	203,173	238,990	268,876
Other assets	1,499,588	1,605,905	1,721,101	1,654,883	1,756,791
	$52,896,307	$53,149,109	$51,531,320	$51,361,414	$50,807,708

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$16,185,140	$16,110,857	$14,911,729	$14,475,383	$13,790,615
Interest-bearing:
Savings and NOW	7,406,910	7,159,101	6,711,002	6,555,306	6,494,013
Money market	14,813,495	14,616,740	14,576,527	14,948,065	14,874,507
Time	3,326,717	3,413,550	3,536,755	3,775,409	3,944,492
Foreign	1,366,826	1,575,361	1,627,135	1,437,067	1,488,807
	43,099,088	42,875,609	41,363,148	41,191,230	40,592,434

Securities sold, not yet purchased	47,404	44,486	30,070	42,709	101,406
Federal funds purchased and security repurchase agreements	486,808	608,098	630,901	630,058	727,764
Other short-term borrowings	19,839	70,273	125,290	147,945	182,167
Long-term debt	2,283,121	1,954,462	1,898,439	1,879,669	1,913,083
Reserve for unfunded lending commitments	98,718	102,422	98,062	100,264	102,168
Other liabilities	474,551	510,531	466,493	456,448	444,099
Total liabilities	46,509,529	46,165,881	44,612,403	44,448,323	44,063,121

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,737,633	2,377,560	2,354,523	2,329,370	2,162,399
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 184,228,178, 184,135,388,
184,294,782, 184,311,290, and 183,854,486 shares	4,162,522	4,163,242	4,160,697	4,158,369	4,178,369
Retained earnings	1,060,525	1,036,590	994,380	931,345	904,247
Accumulated other comprehensive income (loss)	(571,567)	(592,084)	(588,834)	(504,491)	(499,163)
Controlling interest shareholders’ equity	6,389,113	6,985,308	6,920,766	6,914,593	6,745,852
Noncontrolling interests	(2,335)	(2,080)	(1,849)	(1,502)	(1,265)
Total shareholders’ equity	6,386,778	6,983,228	6,918,917	6,913,091	6,744,587
	$52,896,307	$53,149,109	$51,531,320	$51,361,414	$50,807,708

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Interest income:
Interest and fees on loans	$486,615	$504,243	$520,133	$523,741	$518,157
Interest on money market investments	4,628	4,308	3,482	3,199	2,843
Interest on securities:
Held-to-maturity	8,959	9,106	8,937	9,009	8,664
Available-for-sale	23,158	21,268	21,382	22,179	22,276
Trading account	338	548	462	538	452
Total interest income	523,698	539,473	554,396	558,666	552,392

Interest expense:
Interest on deposits	23,413	26,645	31,093	34,257	36,484
Interest on short-term borrowings	779	1,221	1,501	1,783	2,180
Interest on long-term debt	57,207	49,699	51,207	106,454	89,872
Total interest expense	81,399	77,565	83,801	142,494	128,536

Net interest income	442,299	461,908	470,595	416,172	423,856
Provision for loan losses	15,664	(1,476)	14,553	1,330	60,000
Net interest income after provision for loan losses	426,635	463,384	456,042	414,842	363,856

Noninterest income:
Service charges and fees on deposit accounts	43,532	42,873	44,154	42,878	44,530
Other service charges, commissions and fees	34,226	38,539	45,308	43,958	41,685
Trust and wealth management income	6,374	6,481	6,269	7,179	6,754
Capital markets and foreign exchange	5,734	8,106	7,729	8,358	7,214
Dividends and other investment income	9,480	7,805	9,356	17,239	8,028
Loan sales and servicing income	8,352	6,058	6,165	9,836	6,013
Fair value and nonhedge derivative income (loss)	(4,400)	(4,677)	(5,718)	4,195	1,220
Equity securities gains (losses), net	9,145	1,961	5,289	(1,636)	897
Fixed income securities gains (losses), net	720	1,288	13,035	(2,396)	(59)
Impairment losses on investment securities:
Impairment losses on investment securities	(18,273)	(12,351)	(55,530)	(6,339)	(3,105)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	8,064	265	42,196	1,181	-
Net impairment losses on investment securities	(10,209)	(12,086)	(13,334)	(5,158)	(3,105)
Other	4,045	1,956	2,789	3,896	20,966
Total noninterest income	106,999	98,304	121,042	128,349	134,143

Noninterest expense:
Salaries and employee benefits	224,634	220,290	216,855	222,138	215,010
Occupancy, net	27,951	27,899	29,040	27,588	28,010
Furniture and equipment	26,792	27,036	26,852	26,153	25,662
Other real estate expense	7,810	14,936	20,564	17,903	24,167
Credit related expense	13,485	14,213	15,379	17,124	14,913
Provision for unfunded lending commitments	(3,704)	4,360	(2,202)	(1,904)	(9,540)
Legal and professional services	11,096	14,974	8,897	8,432	6,689
Advertising	5,807	7,780	6,511	5,962	6,911
FDIC premiums	10,919	12,012	12,573	15,232	24,101
Amortization of core deposit and other intangibles	4,291	4,741	4,773	4,855	5,701
Other	63,291	76,799	69,776	72,773	66,751
Total noninterest expense	392,372	425,040	409,018	416,256	408,375

Income before income taxes	141,262	136,648	168,066	126,935	89,624
Income taxes	51,859	47,877	59,348	54,325	37,033
Net income	89,403	88,771	108,718	72,610	52,591
Net income (loss) applicable to noncontrolling interests	(273)	(248)	(375)	(265)	(226)
Net income applicable to controlling interest	89,676	89,019	109,093	72,875	52,817
Preferred stock dividends	(64,187)	(44,599)	(43,928)	(43,837)	(38,050)
Net earnings applicable to common shareholders	$25,489	$44,420	$65,165	$29,038	$14,767

Weighted average common shares outstanding during the period:
Basic shares	182,798	182,703	182,676	182,472	181,707
Diluted shares	182,964	182,823	182,858	182,728	181,998

Net earnings per common share:
Basic	$0.14	$0.24	$0.35	$0.16	$0.08
Diluted	0.14	0.24	0.35	0.16	0.08

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12

Loan Balances By Portfolio Type
(Unaudited)

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Commercial:
Commercial and industrial	$10,157	$10,335	$9,733	$9,520	$9,223
Leasing	394	380	366	365	366
Owner occupied	7,887	8,159	8,326	8,419	8,247
Municipal	441	441	440	448	435
Total commercial	18,879	19,315	18,865	18,752	18,271

Commercial real estate:
Construction and land development	2,100	2,265	2,467	2,748	2,945
Term	8,070	7,883	7,723	7,701	7,837
Total commercial real estate	10,170	10,148	10,190	10,449	10,782

Consumer:
Home equity credit line	2,167	2,187	2,161	2,143	2,123
1-4 family residential	3,875	3,921	3,891	3,807	3,625
Construction and other consumer real estate	316	306	303	308	324
Bankcard and other revolving plans	274	291	278	280	275
Other	223	226	236	231	233
Total consumer	6,855	6,931	6,869	6,769	6,580

FDIC-supported loans 1	687	751	801	854	913
Total loans	$36,591	$37,145	$36,725	$36,824	$36,546

1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

(In thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Balance sheet:

Change in assets from reestimation of cash flows –
increase (decrease):
FDIC-supported loans	$13,171	$17,003	$20,642	$21,467	$19,257
FDIC indemnification asset (included in other assets)	(10,002)	(13,126)	(15,431)	(14,975)	(13,088)

Balance at end of period:
FDIC-supported loans	687,126	750,870	800,454	853,875	912,822
FDIC indemnification asset (included in other assets)	106,477	120,358	135,299	150,557	172,170

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Statement of income:

Interest income:
Interest and fees on loans	$13,171	$17,003	$20,642	$21,467	$19,257

Noninterest expense:
Other noninterest expense	10,002	13,126	15,431	14,975	13,088
Net increase in pretax income	$3,169	$3,877	$5,211	$6,492	$6,169

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Nonaccrual loans	$849,543	$885,608	$1,038,803	$1,243,304	$1,379,521
Other real estate owned	129,676	128,874	170,023	195,005	225,005
Nonperforming lending-related assets, excluding
FDIC-supported assets	979,219	1,014,482	1,208,826	1,438,309	1,604,526

FDIC-supported nonaccrual loans	22,623	24,267	29,082	30,414	32,935
FDIC-supported other real estate owned	28,916	24,304	33,150	43,985	43,871
FDIC-supported nonperforming assets	51,539	48,571	62,232	74,399	76,806
Total nonperforming lending-related assets	$1,030,758	$1,063,053	$1,271,058	$1,512,708	$1,681,332

Ratio of nonperforming lending-related assets to loans 1
and leases and other real estate owned	2.79%	2.83%	3.43%	4.06%	4.54%

Accruing loans past due 90 days or more, excluding
FDIC-supported loans	$35,014	$19,145	$15,863	$19,195	$14,830
FDIC-supported loans past due 90 days or more	76,945	74,611	85,714	89,554	94,715
Ratio of accruing loans past due 90 days or more to
loans 1 and leases	0.30%	0.25%	0.28%	0.29%	0.30%

Nonaccrual loans and accruing loans past due 90 days or more	$984,125	$1,003,631	$1,169,462	$1,382,467	$1,522,001
Ratio of nonaccrual loans and accruing loans past due
90 days or more to loans 1 and leases	2.68%	2.69%	3.17%	3.74%	4.14%

Accruing loans past due 30 - 89 days, excluding
FDIC-supported loans	$174,382	$183,976	$174,250	$170,782	$233,601
FDIC-supported loans past due 30 - 89 days	13,899	24,691	13,816	21,520	22,492

Restructured loans included in nonaccrual loans	276,669	295,825	308,159	324,077	344,024
Restructured loans on accrual	401,554	448,109	430,253	393,602	366,440

Classified loans, excluding FDIC-supported loans	2,076,220	2,056,472	2,361,574	2,675,741	3,045,509

1 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14

Allowance for Credit Losses
(Unaudited)
	Three Months Ended
(Amounts in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Allowance for Loan Losses
Balance at beginning of period	$1,049,958	$1,148,903	$1,237,733	$1,349,800	$1,440,341
Add:
Provision for losses	15,664	(1,476)	14,553	1,330	60,000
Adjustment for FDIC-supported loans	(1,057)	(2,655)	(1,520)	(162)	(4,514)
Deduct:
Gross loan and lease charge-offs	(80,014)	(120,599)	(129,146)	(142,444)	(167,968)
Recoveries	25,508	25,785	27,283	29,209	21,941
Net loan and lease charge-offs	(54,506)	(94,814)	(101,863)	(113,235)	(146,027)
Balance at end of period	$1,010,059	$1,049,958	$1,148,903	$1,237,733	$1,349,800

Ratio of allowance for loan losses to loans and
leases, at period end	2.76%	2.83%	3.13%	3.36%	3.69%

Ratio of allowance for loan losses to nonperforming
loans, at period end	115.81%	115.40%	107.59%	97.17%	95.56%

Annualized ratio of net loan and lease charge-offs to
average loans	0.59%	1.03%	1.11%	1.23%	1.59%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$102,422	$98,062	$100,264	$102,168	$111,708
Provision charged (credited) to earnings	(3,704)	4,360	(2,202)	(1,904)	(9,540)
Balance at end of period	$98,718	$102,422	$98,062	$100,264	$102,168

Total Allowance for Credit Losses
Allowance for loan losses	$1,010,059	$1,049,958	$1,148,903	$1,237,733	$1,349,800
Reserve for unfunded lending commitments	98,718	102,422	98,062	100,264	102,168
Total allowance for credit losses	$1,108,777	$1,152,380	$1,246,965	$1,337,997	$1,451,968

Ratio of total allowance for credit losses
to loans and leases outstanding, at period end	3.03%	3.10%	3.40%	3.63%	3.97%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Loans held for sale	$-	$18	$18	$17	$21

Commercial:
Commercial and industrial	149	127	176	186	213
Leasing	1	2	1	1	1
Owner occupied	245	239	268	314	317
Municipal	-	-	-	6	2
Total commercial	395	368	445	507	533

Commercial real estate:
Construction and land development	148	220	245	344	399
Term	191	156	189	233	270
Total commercial real estate	339	376	434	577	669

Consumer:
Home equity credit line	17	18	15	13	13
1-4 family residential	87	91	108	110	119
Construction and other consumer real estate	8	12	16	16	21
Bankcard and other revolving plans	1	-	-	-	-
Other	3	3	3	3	4
Total consumer	116	124	142	142	157
Total nonaccrual loans	$850	$886	$1,039	$1,243	$1,380

Net Charge-Offs By Portfolio Type
(Unaudited)
	Three Months Ended
(In millions)	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Commercial:
Commercial and industrial	$17	$9	$27	$18	$31
Leasing	-	-	-	-	-
Owner occupied	8	33	27	19	22
Municipal	-	-	-	-	-
Total commercial	25	42	54	37	53

Commercial real estate:
Construction and land development	(2)	13	17	37	48
Term	18	24	15	18	22
Total commercial real estate	16	37	32	55	70

Consumer:
Home equity credit line	4	6	4	6	6
1-4 family residential	7	7	5	11	8
Construction and other consumer real estate	1	1	4	2	4
Bankcard and other revolving plans	2	2	3	2	3
Other	-	-	-	-	2
Total consumer loans	14	16	16	21	23
Total net charge-offs	$55	$95	$102	$113	$146

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	March 31, 2012		December 31, 2011		September 30, 2011
(In thousands)	Average	Average	Average	Average	Average	Average
	balance	rate	balance	rate	balance	rate
ASSETS
Money market investments	$7,282,245	0.26%	$6,574,588	0.26%	$5,519,190	0.25%
Securities:
Held-to-maturity	799,741	5.53%	794,030	5.60%	821,510	5.39%
Available-for-sale	3,093,827	3.08%	3,496,842	2.47%	3,951,546	2.21%
Trading account	41,189	3.30%	65,901	3.30%	55,214	3.32%
Total securities	3,934,757	3.58%	4,356,773	3.06%	4,828,270	2.76%

Loans held for sale	174,902	3.45%	161,134	3.45%	118,054	4.08%

Loans 1:
Loans and leases	36,078,917	5.17%	36,122,003	5.23%	35,964,005	5.39%
FDIC-supported loans	712,877	13.29%	775,365	14.51%	819,696	15.79%
Total loans	36,791,794	5.33%	36,897,368	5.43%	36,783,701	5.62%
Total interest-earning assets	48,183,698	4.41%	47,989,863	4.50%	47,249,215	4.70%
Cash and due from banks	1,122,979		1,071,368		1,036,218
Allowance for loan losses	(1,046,709)		(1,128,602)		(1,210,111)
Goodwill	1,015,129		1,015,125		1,015,161
Core deposit and other intangibles	65,837		70,345		75,153
Other assets	3,239,161		3,332,441		3,407,914
Total assets	$52,580,095		$52,350,540		$51,573,550

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$7,200,170	0.20%	$6,858,799	0.23%	$6,637,565	0.27%
Money market	14,701,771	0.32%	14,769,654	0.36%	14,838,406	0.43%
Time	3,369,323	0.79%	3,468,855	0.84%	3,630,024	0.91%
Foreign	1,408,409	0.40%	1,634,203	0.43%	1,494,995	0.55%
Total interest-bearing deposits	26,679,673	0.35%	26,731,511	0.40%	26,600,990	0.46%
Borrowed funds:
Securities sold, not yet purchased	22,758	3.38%	30,704	4.11%	31,077	4.25%
Federal funds purchased and security
repurchase agreements	528,662	0.12%	632,030	0.11%	616,150	0.12%
Other short-term borrowings	48,394	3.61%	102,930	2.82%	140,252	2.79%
Long-term debt	1,991,776	11.55%	1,921,251	10.26%	1,893,251	10.73%
Total borrowed funds	2,591,590	9.00%	2,686,915	7.52%	2,680,730	7.80%
Total interest-bearing liabilities	29,271,263	1.12%	29,418,426	1.05%	29,281,720	1.14%
Noninterest-bearing deposits	15,691,499		15,469,278		14,795,706
Other liabilities	619,231		515,595		529,343
Total liabilities	45,581,993		45,403,299		44,606,769
Shareholders’ equity:
Preferred equity	2,355,549		2,365,430		2,334,784
Common equity	4,644,722		4,583,748		4,633,555
Controlling interest shareholders’ equity	7,000,271		6,949,178		6,968,339
Noncontrolling interests	(2,169)		(1,937)		(1,558)
Total shareholders’ equity	6,998,102		6,947,241		6,966,781
Total liabilities and shareholders’ equity	$52,580,095		$52,350,540		$51,573,550

Spread on average interest-bearing funds		3.29%		3.45%		3.56%

Net yield on interest-earning assets		3.73%		3.86%		3.99%

1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17

GAAP to Non-GAAP Reconciliation
(Unaudited)
		Three Months Ended
		March 31, 2012			December 31, 2011
(Amounts in thousands)			Diluted			Diluted
		Amount	EPS		Amount	EPS
1.	Net Earnings Excluding the Effects of the Discount Amortization on
	Convertible Subordinated Debt and Additional Accretion on Acquired Loans

	Net earnings applicable to common shareholders (GAAP)	$25,489	$0.14		$44,420	$0.24
	Addback for the after-tax impact of:
	Discount amortization on convertible subordinated debt	6,905	0.04		6,679	0.04
	Accelerated discount amortization on convertible subordinated debt	9,920	0.05		4,687	0.03
	Additional accretion of interest income on acquired loans, net of expense	(1,830)	(0.01)		(2,242)	(0.01)
	Net earnings excluding the effects of the discount amortization on convertible
	subordinated debt and additional accretion on acquired loans (non-GAAP)	$40,484	$0.22		$53,544	$0.30

		Three Months Ended
		March 31, 2012			December 31, 2011
2.	Core Net Interest Income (NII)/Net Interest Margin (NIM)	NII	NIM		NII	NIM

	Net interest income/net interest margin as reported (GAAP)	$442,299	3.73%	1	$461,908	3.86%
	Addback for the pretax impact of:
	Discount amortization on convertible subordinated debt	11,182	0.09%		10,817	0.09%
	Accelerated discount amortization on convertible subordinated debt	12,204	0.10%		5,759	0.05%
	Additional accretion of interest income on acquired loans	(13,171)	(0.11)%		(17,003)	(0.14)%
	Core net interest income/net interest margin (non-GAAP)	$452,514	3.81%		$461,481	3.86%

	1 Calculation of net interest margin is based on taxable-equivalent net interest income.

This Press Release presents the following non-GAAP financial measures: 1. Net earnings excluding the effects of the discount amortization on convertible subordinated debt and additional accretion on acquired loans, and  2. Core net interest income/net interest margin. These non-GAAP financial measures exclude the effects of the following adjustments:  (i) periodic discount amortization on convertible subordinated debt; (ii) accelerated discount amortization on convertible subordinated debt which has been converted; and (iii) additional accretion of interest income on acquired loans based on increased projected cash flows (net of related expense in 1.).

The identified adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.

The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyses of results reported under GAAP.

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